Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

SETTLEMENT OF FEDERAL LITIGATION

This Memorandum of Understanding (“MOU”) contains the essential terms of a settlement (the “Settlement”) between defendants Applied Micro Circuits Corporation (“AMCC”), David M. Rickey, William E. Bendush, Thomas L. Tullie, Brent E. Little, Douglas C. Spreng, Vincent J. DeMaioribus, Stephen M. Smith, Roger A. Smullen, Sr., Greg A. Winner, Ramakrishna R. Sudireddy, and Candace H. Kilburn (collectively “Defendants”), and class representative Florida State Board of Administration (“Class Representative”), on behalf of itself and the members of the class certified on July 10, 2003 (collectively, “Plaintiffs”), in the action entitled In re Applied Micro Circuits Corp. Securities Litigation, No. 01-CV-0649-RTB (AJB), pending in the United States District Court for the Southern District of California (the “Action”). Plaintiffs and Defendants agree that this MOU is binding and further agree that it does not contain all the terms necessary and appropriate for a complete and final stipulation of settlement, the preparation of which is addressed further, infra.

1. The settlement amount of $60,000,000 in cash in settlement of the claims for damages asserted by plaintiffs arising from their purchase or acquisition of AMCC securities during the Class Period will be paid into an interest-bearing escrow account (the “Settlement Fund”) maintained by Barrack, Rodos & Bacine (subject to Court oversight) within ten business days of the Court’s preliminary approval of a definitive Stipulation of Settlement (the “Stipulation”). All interest thereon shall accrue to the Settlement Fund. In consideration of the payment of cash described here, Plaintiffs agree to dismiss with prejudice all claims in the above-referenced action and to enter full, complete and global releases as to all Released Claims (including those set forth in paragraph 3, below) as Defendants and their Related Parties (including those as defined in paragraph 3, below).

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2. The parties agree that they will cooperate in good faith to expeditiously prepare and execute the Stipulation and jointly seek Court approval of the Settlement as soon as practical. If the settlement is approved by the Court, all Released Claims will be dismissed on the merits and with prejudice as to all plaintiffs and all plaintiffs will be forever barred from prosecuting any action raising Released Claims against any Defendants or Related Parties.

3. Plaintiffs shall be deemed by operation of the Final Judgment (which shall occur upon all rights of appeal having expired) to have fully, finally and forever released, relinquished and discharged all Released Claims against the Defendants and Related Persons, whether or not such class member executes and delivers a Proof of Claim and Release.

(a) With regard to the Defendants and their Related Parties, Released Claims shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description, arising from the laws, rules or regulations of any jurisdiction, including any outside the United States, whether or not concealed or hidden, known or unknown, asserted or that might or could have been asserted in the course of prosecuting the Action or any amendment thereto, regardless of perceived merit or support, by any plaintiff against Defendants and their Related Parties arising out of or relating to the purchase or acquisition of AMCC securities during the Class Period and the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act, occurring at any time through December 2001, that were or could have been alleged or set forth in the First Amended Consolidated Complaint. With respect to the Released Claims, Plaintiffs and their counsel expressly waive

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and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by §1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

as well as any benefits conferred by any law of any state or territory of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to §1542 of the California Civil Code. Plaintiffs may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but it is their intention to finally and forever settle and release the Released Claims notwithstanding any unknown claims they may have. Nothing in this paragraph 3(a) shall act as a release of or otherwise bar claims that are first revealed by a corrective disclosure that is made after the signing of this MOU by AMCC (or a representative with authority to speak on AMCC’s behalf), where such corrective disclosure relates to the value of any securities purchased after February 5, 2001. For the purposes of the foregoing sentence, “corrective disclosure” shall mean “disclosure of information correcting previously incorrect information in the market, and that has not previously been made known publicly by AMCC, a representative with authority to speak on AMCC’s behalf, an industry analyst, stock analyst or any other public source.”

(b) Related Parties means each of the Defendants, as well as all former, current and future directors, officers, employees, partnerships, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, attorneys, accountants or auditors,

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advisors, banks or investment banks or bankers, brokers, analysts, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, executors, administrators, spouses, heirs, related or affiliated entities, any entity in which any of Defendants and/or any member of any of their immediate families has a controlling interest, any members of their immediate families, or any trust of which any of Defendants is the settlor or which is for the benefit of any of them or member(s) of any of their families.

(c) The releases shall not in any way impair or restrict the rights of the settling parties to enforce the terms of the Settlement.

(d) The Final Judgment entered in the Action will forever bar all Released Claims against all Defendants and Related Parties and is a condition of such release.

4. All costs of class notice and administration of the Settlement and the attorneys’ fee and expense award shall be paid out of the Settlement Fund. All costs of any kind are the sole responsibility of Plaintiffs, and Defendants shall have no obligation for payment of costs or other fees of any kind.

5. The settlement claims process will be administered by a claims administrator selected by Plaintiffs’ counsel. Defendants will have no involvement in or responsibility for reviewing or challenging claims. The stipulation of settlement shall not provide class members with a second right to opt out of the class. Should the Court, pursuant to Rule 23(e)(3) of the Federal Rules of Civil Procedure, require as a condition for approval of the settlement that class members be given a second opportunity to opt out, the stipulation of settlement will be amended to provide Defendants with a unilateral option to terminate the Settlement in the event that the total number of shares purchased by class members that have timely elected in writing to opt out

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of the Settlement meets or exceeds 7½ percent (7.5%)1 of the total shares purchased by class members eligible to participate in the settlement. The parties further agree that the inclusion of the foregoing provision in this MOU shall not create or imply any right for class members to opt out of the class.

6. The parties and their counsel agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated in good faith and reflect a settlement that was reached voluntarily after the parties consulted with competent legal counsel and after lengthy and protracted mediations with Judge Infante. The parties and their counsel reserve their right to rebut, in a manner that such party or such party’s counsel determines to be appropriate, any contention made in any public media or forum that the litigation was brought or defended in bad faith or without a reasonable basis. The parties and their counsel agree that they will not assert that any other party or its or his counsel has pursued any claim, contention or defense in bad faith or without a reasonable basis. In addition to the release set forth in Paragraph 3(a) of this MOU, the Stipulation of Settlement will contain mutual releases of all Defendants and Related Parties by Plaintiffs and of Plaintiffs by Defendants encompassing all claims arising from the institution, maintenance or prosecution of, or conduct in or relating to, the litigation, and those releases will be extended to include counsel for all parties and the various insurance carriers, as well as findings of compliance as required by § 21D(c)(1) of the PSLRA. Further, except with respect to motions and hearings necessary to secure complete and final approval of this settlement including a final judgment and dismissal, plaintiffs and their counsel will not make any public disclosure or statement concerning the settlement that goes beyond the

[1]	In provisions such as this in other cases, counsel for Defendants stated that they routinely use 10%; counsel for plaintiffs stated that they routinely use 5%. Counsel for the parties have agreed on a one-time only compromise of 7.5%.

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information contained in the notice to class members; however, this restriction will not apply to the fact of the settlement, the settlement amount or general information concerning the Lead Plaintiff or Plaintiffs’ Counsel or any direct quotations from any order of the Court. Nothing in this agreement shall prevent AMCC from making such disclosures or press releases of this Memorandum of Understanding or the settlement as it may determine in its sole discretion to be required by the securities laws and other law or regulations, or in the interest of shareholders. Nothing in this agreement shall prevent FSBA from discussing the settlement in its Board meetings (which may by law be public) or in any official forum or meeting, including responding to direct inquiries about the settlement that it is required to address.

7. Any attorneys’ fees and costs awarded to Plaintiffs’ counsel by the Court (the “Award”) shall be paid to Plaintiffs’ counsel out of the Settlement Fund immediately upon Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal there from, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ counsels’ joint and several obligation to make appropriate refunds or repayments to the Settlement Fund plus interest at the rate paid on the escrow account by the financial institution holding it, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Award is reduced or reversed.

8. If for any reason the Settlement does not become final as defined by the Stipulation, or if the Stipulation is cancelled or terminated, any and all contributions to the Settlement Fund, including accrued interest thereon, net of any costs incurred for notice and administration, shall be returned to the parties who have or shall have made such contributions. Such return shall be repaid into an account controlled by AMCC from which AMCC will return the monies to the Defendants and their insurance carriers in reverse order, beginning with payments made by Defendants, and then proceeding with the top layer of insurance and working backwards.

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9. The Settlement is conditioned upon final approval by the Court and a final judgment of dismissal with prejudice of the Action and on the release of all Released Claims.

10. Defendants have advised their insurance carriers of the terms and conditions of the MOU and the insurance carriers have not objected thereto.

11. This MOU may be executed in one or more counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts shall constitute the same instrument.

12. This MOU shall be governed by the laws of the State of California, without regard to California’s conflict of law rules.

13. This MOU and all negotiations, discussions and proceedings in connection with the MOU, shall not constitute any evidence, or an admission: (a) by any Defendants, or their Related Parties, that any acts of wrongdoing have been committed and shall not be deemed to create any inference that there is any liability on the part of any Defendants or their Related Parties; or (b) by any Plaintiffs or their Related Parties regarding any infirmity with respect to the claims asserted in the Complaint or the merit of any defenses that could have been or were asserted in response thereto. This MOU and all negotiations, discussions and proceedings in connection with the MOU, shall not be admissible in any proceeding except a proceeding to enforce the terms hereof.

14. The stipulation of settlement shall reflect a recital that the company and the individual defendants continue to deny any wrongdoing.

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15. Pending the negotiation and execution of the Stipulation, all proceedings in the Action, except as necessary to consummate the settlement for which this MOU provides, shall be stayed, subject to Court approval.

16. Within seven (7) days of Final Judgment (which shall occur upon all rights of appeal having expired) with respect to this settlement, Class Representative and Plaintiffs’ counsel (as defined below) shall return all discovery materials provided by Defendants and non-parties during the course of this Action without retaining copies, and will thereafter forever remain bound by the confidentiality provisions of the protective order entered in this Action. In no event shall any of such materials, or the information therefrom, be used, directly or indirectly, for any purpose other than this litigation. For purposes of the foregoing, the term “used, directly or indirectly,” shall include, but not be limited to: (a) the disclosure to any party, counsel, investigator or other person in connection with any other litigation (except in response to a lawful subpoena, after notice to defendants); and (b) deriving any fees or funds from any litigation against defendants in the future resulting, in whole or in part, from the use of such otherwise non-public discovery materials. Nothing in this MOU shall limit any person from using for any purpose information obtained from public sources or information publicly disclosed. The Class Representative and its counsel represent that they are not aware of any facts that would give rise to any claims by persons who purchased AMCC securities after the Class Period. The parties acknowledge that the provisions of this paragraph are material and important provisions of the settlement agreement. For the purposes of this paragraph, the term “Plaintiffs’ counsel” includes the agents, employees and investigators of such counsel, but does not include counsel for the plaintiffs in the derivative action brought versus AMCC’s officers and directors, or the independent agents, employees and investigators of such counsel.

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17. This MOU shall be binding upon the parties, and inure to the benefit of the successors, assigns, executors, administrators, heirs and legal representatives of the parties hereto, provided, however, that no assignment by any party shall operate to relieve such party of its obligations hereunder.

DATED: January 21, 2005	BARRACK, RODOS & BACINE
STEPHEN R. BASSER

/S/ STEPHEN BASSER
STEPHEN BASSER

402 West Broadway, Suite 850
San Diego, CA 92101
619-230-0800
619-230-1874 (fax)

BARRACK, RODOS & BACINE
LEONARD BARRACK
GERALD J. RODOS
3300 Two Commercial Square
2001 Market Street
Philadelphia, PA 19103
215-963-0600
215-963-0838 (fax)

Counsel for Lead Plaintiff Florida State Board of Administration and Lead Counsel for the Plaintiff Class

DATED: January 21, 2005	COOLEY GODWARD, LLP
WILLIAM E. GRAUER
PHILIP C. TENCER

/S/ PHILIP C. TENCER
PHILIP C. TENCER

4401 Eastgate Mall
San Diego, CA 92121
858-550-6000
858-550-6420 (fax)

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Counsel for Applied Micro Circuits Corporation

DATED: January 21, 2005	LATHAM & WATKINS
TIMOTHY HORTON

/S/ TIMOTHY A. HORTON
TIMOTHY A. HORTON

600 West Broadway, Suite 1800
San Diego, CA 92101
619-236-1234
619-696-7419 (fax)

Counsel for David M. Rickey, William E. Bendush, Thomas L. Tullie, Brent Little, Douglas C. Spreng, Vincent J. DeMaioribus, Stephen M. Smith, Roger Smullen, Sr., Greg A. Winner, Ramakrishna R. Sudireddy, and Candace H. Kilburn

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